Major Energy Services, LLC
and Associated Entities
Condensed Combined Financial Statements
March 31, 2016

Major Energy Services, LLC and Associated Entities
Index
March 31, 2016

Major Energy Services, LLC and Associated Entities
Condensed Combined Balance Sheets (unaudited)
March 31, 2016 and December 31, 2015

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$13,537,080	$4,906,701
Restricted cash	76,500	76,500
Accounts receivable	24,521,309	24,142,291
Natural gas inventories	77,671	442,666
Deferred advertising costs	1,558,333	1,683,333
Other current assets	9,685,813	6,034,093
Total current assets	49,456,706	37,285,584
Customer acquisition costs, net of accumulated amortization	4,761,954	4,961,029
Deferred advertising costs	612,500	918,750
Fixed assets, net of accumulated depreciation of $12,068 and $11,405 at March 31, 2016 and December 31, 2015, respectively	14,460	15,123
Security deposits and other assets	47,540	47,540
Total assets	$54,893,160	$43,228,026
Liabilities and Members' Equity
Current liabilities
Accounts payable	$9,184,869	$9,633,148
Accrued liabilities	15,547,297	14,569,092
Loans payable	14,622,365	9,418,852
Total current liabilities	39,354,531	33,621,092
Other liabilities	—	416,668
Total liabilities	39,354,531	34,037,760
Commitments and contingencies (Note 8)
Members' equity	15,538,629	9,190,266
Total liabilities and members' equity	$54,893,160	$43,228,026

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Income (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
	2016	2015
Sale of natural gas and electricity	$51,144,138	$63,316,056
Cost of natural gas and electricity	36,898,878	45,575,717
Operating expenses	7,693,250	7,624,548
Total operating profit	6,552,010	10,115,791
Interest income (expense)
Interest income	10,520	8,636
Interest expense	(122,717)	(150,286)
Total interest expense, net	(112,197)	(141,650)
Income before income taxes	6,439,813	9,974,141
Income taxes	23,200	43,600
Net income	$6,416,613	$9,930,541

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Members’ Equity (unaudited)
Three Months Ended March 31, 2016

			Total
	Members'	Retained	Members'
	Units	Earnings	Equity
Balance at December 31, 2015	$1,359,114	$7,831,152	$9,190,266
Members' distributions	—	(50,000)	(50,000)
Preferred guaranteed member payments	—	(18,250)	(18,250)
Net income	—	6,416,613	6,416,613
Balance at March 31, 2016	$1,359,114	$14,179,515	$15,538,629

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Cash Flows (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$6,416,613	$9,930,541
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,729,833	3,067,707
Changes in assets and liabilities
Accounts receivable	(379,017)	(3,408,084)
Natural gas inventories	364,994	619,998
Other current assets	(3,651,720)	849,400
Customer acquisition costs	(2,098,845)	(2,512,671)
Accounts payable	(448,279)	(1,027,783)
Accrued liabilities	978,205	(705,356)
Other liabilities	(416,668)	—
Net cash provided by operating activities	3,495,116	6,813,752
Cash flows from financing activities
Net borrowings on loans payable	5,203,513	(4,790,016)
Members' distributions	(50,000)	(4,250,004)
Preferred guaranteed member payments	(18,250)	(18,250)
Net cash provided by (used in) financing activities	5,135,263	(9,058,270)
Net increase (decrease) in cash and cash equivalents	8,630,379	(2,244,518)
Cash and cash equivalents
Beginning of period	4,906,701	2,968,778
End of period	$13,537,080	$724,260

Cash paid during the period
Interest	$122,593	$167,359
Income taxes	—	—

Noncash supplemental disclosure
Collateral posting	$—	$1,500,000

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Notes to Condensed Combined Financial Statements (unaudited)

1. Organization and Nature of Business

The financial position and results of operations of Major Energy Services, LLC (“MES”), Major Energy Electric Services, LLC (“MEES”) and Respond Power, LLC (“Respond”), (collectively, the “Companies”) are presented on a combined basis in accordance with the principles of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation. MES, MEES and Respond are related through common ownership and control.
MES was organized as a New York LLC in 2005. MES is engaged in the marketing and supply of natural gas. MES began serving customers in 2007 and, during 2015, operated in Maryland, New Jersey, New York and Pennsylvania.
MEES was organized as a New York LLC in 2007. MEES is engaged in the marketing and supply of electricity. MEES began serving customers in 2010 and, during 2015, operated in Connecticut, Illinois, Massachusetts, Maryland and New York.
Respond was organized as a New York LLC in 2008. Respond is engaged in the marketing and supply of electricity. Respond began serving customers in 2010 and, during 2015, operated in New Jersey and Pennsylvania.
The Companies operate in the highly regulated natural gas and electricity retail sales industry and comply with the legislation and regulations in these state jurisdictions in order to maintain licensed status and to continue operations. Licensing requirements vary by state, but generally involve regular, standardized reporting in order to maintain a license in good standing with the state commission responsible for regulating retail electricity and gas suppliers.
The transportation and sale for resale of natural gas in interstate commerce are regulated by agencies of the U.S. federal government, primarily the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those statutes. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC’s orders do not attempt to directly regulate natural gas retail sales. As a shipper of natural gas on interstate pipelines, the Companies are subject to those interstate pipelines tariff requirements and FERC regulations and policies applicable to shippers.
The Companies marketing efforts to consumers, including but not limited to telemarketing, door-to-door sales, direct mail and online marketing, are subject to consumer protection regulation including state deceptive trade practices acts, Federal Trade Commission (“FTC”) marketing standards, and state utility commission rules governing customer solicitations and enrollments, among others.
2. Significant Accounting Policies

Principles of Combination and Consolidation and Combined Statements of Income
The accompanying interim unaudited condensed combined financial statements include the accounts of Major Energy Services, LLC, Major Energy Electric Services, LLC and Respond Power, LLC, which are separate entities with common ownership. These entities are managed and operated as if they were a single entity, and therefore management has elected to present their statements on a combined basis. All intercompany balances have been eliminated upon combination.
Basis of Presentation
The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed combined balance sheet as of December 31, 2015 was derived from the audited financial statements for the year ended December 31, 2015, but does not include all disclosures required by U.S. GAAP. This information should be read in conjunction with our combined financial statements and notes contained in our audited financial statements for the year ended December 31, 2015.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the interim financial statements. Similarly, estimates and assumptions are required for the reporting of revenues and expenses. Actual results could differ from estimates. The information furnished herein reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the condensed combined financial statements. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results which may be expected for the full year or for any interim period.
Transactions with Related Parties
In the normal course of business, the Companies have entered into transactions with nonemployee related parties for marketing services. Refer to Note 7 to these condensed combined financial statements for additional information regarding related party transactions.
3. Accounts Receivable

Accounts receivable is summarized in the following table:

	March 31, 2016	December 31, 2015
Billed customer accounts receivable	$16,343,654	$14,638,504
Unbilled customer accounts receivable	7,683,580	9,219,955
Budget billing receivable	500,207	195,864
Imbalance and other settlements	(6,132)	87,968
Total accounts receivable	$24,521,309	$24,142,291
Billed customer accounts receivable represents uncollected revenues that have been billed on the Companies’ behalf by the LDCs. Unbilled customer accounts receivable represent revenues associated with natural gas or electricity consumed but not yet billed to customers under the LDCs monthly cycle billing method.
The Companies have limited credit risk as the LDCs guarantee billed and unbilled customer accounts receivable. As of March 31, 2016 and December 31, 2015, 100% and 99%, respectively of the Companies’ billed and unbilled customer accounts receivable were with LDCs with an investment grade credit rating.
Imbalance settlements represent differences between the natural gas delivered to LDCs for consumption by the Companies’ customers and actual usage by the Companies’ customers. Other settlements include payments for gas supplied by the LDCs for winter usage as well as other miscellaneous charges. Such settlements are expected to be included in cash to/from the LDCs in accordance with contractual payment arrangements.
Budget billing receivable represents the amounts that customer’s usages have exceeded the amount they have been billed under their budget billed plan.
4. Customer Acquisition Costs

Customer acquisition costs and related accumulated amortization are summarized in the following table:

	March 31, 2016	December 31, 2015
Customer acquisition costs	$12,238,843	$12,872,228
Accumulated amortization	(7,476,889)	(7,911,199)
	$4,761,954	$4,961,029
Amortization expense relating to capitalized customer acquisition costs were $2,297,920 and $2,636,592 for the three months ended March 31, 2016 and 2015, respectively. During the three months ended March 31, 2016 and 2015, the Companies wrote off fully amortized costs and amortization of $2,732,230 and $3,707,395, respectively.

5. Accrued Liabilities

Accrued liabilities are summarized in the following table:

	March 31, 2016	December 31, 2015
Sales and gross receipts tax payable	$958,959	$1,109,588
Advertising costs payable	1,525,000	1,733,332
Payroll and payroll taxes	140,132	69,392
Payable to defined contribution plan	550,000	480,000
Budget billing overcharge	9,063	43,115
Legal settlements	4,632,994	4,633,027
Accrued renewable energy credits	7,134,713	5,304,590
Other accrued liabilities	596,436	1,196,048
Total accrued liabilities	$15,547,297	$14,569,092
6. Loans Payable

Major Energy Services, LLC
MES is a borrower under a revolving credit facility with a company that is both a supplier of natural gas and creditor for MES. In addition to having a lien on MES’s receivables, the creditor charges $0.125/MMBtu of natural gas supplied in return for its’ short-term financing of MES’s purchases of natural gas.
In March 2014, the agreement that governs the revolving credit facility was amended and restated to, among other things, set the borrowing limit at $15,000,000 of revolving credit as well as provide up to $10,000,000 of credit support in the form of payment guarantees, or letters of credit. The amended and restated agreement also effectuated the primary term of the agreement to March 31, 2017 with subsequent automatic one year extensions unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.
As part of the amended and restated agreement, the unpaid balance on natural gas purchases are converted to a loan on the 25th of the first month following purchase. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.63% or 3.41%, respectively. As of March 31, 2016 and December 31, 2015, the balances of these loans were $2,137,238 and $763,313, respectively.
Due to capacity constraints in the winter, some of the LDC territories in which MES operates require MES to buy natural gas and store it in the summer for the subsequent winter use. Per the master agreement, the creditor finances these purchases and holds a security interest in the stored gas as collateral. As of March 31, 2016, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.63% per annum. The balance of these storage loans as of March 31, 2016 was $288,841. As of December 31, 2015, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.41% per annum. The balance of these storage loans as of December 31, 2015 was $952,090. These loans were repaid subsequently in May 2016.
Major Energy Electric Services, LLC
MEES is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on MEES’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its short-term financing of MEES’s purchases of electricity.
In March 2014, the agreement that governs the revolving credit facility was amended to, amongst other things, set the borrowing limit at $20,000,000 of revolving credit, extend the primary term to March 31, 2017 with subsequent one year extensions, detail collateral requirements for fixed price purchases as well as decrease the per unit charge to MEES. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.

As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity purchased by MEES. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.63% and 3.41%, respectively. As of March 31, 2016 and December 31, 2015, the balances of these loans were $7,256,496 and $3,779,274, respectively.
The creditor has also posted collateral on the Company’s behalf. At March 31, 2016 and December 31, 2015, the balance outstanding on this collateral totaled $2,664,000 for each of these dates. This amount is included in other current assets and loan payable on the condensed combined balance sheets. In accordance with the terms of the agreement that governs the revolving credit facility, there is no interest charged on such collateral postings.
Respond Power, LLC
Respond is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on Respond’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its’ short-term financing of Respond’s purchases of electricity.
In March 2014, Respond amended the agreement with a creditor to run through March 31, 2017 with subsequent one year extensions. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term. The agreement also sets the borrowing limit at $20,000,000 of revolving credit as well as detailed per unit fees to be charged, collateral requirements for fixed price purchases and details the approved territories for Respond to service.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.63%. As of March 31, 2016, the balance of the loan was $2,275,791. As of December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.41%. As of December 31, 2015, the balance of the loan was $1,260,174.
For all debt presented in these financial statements, the fair value of the debt approximates its carrying value.
7. Related Party Transactions

Management Fees
MES pays all expenses of the Companies that are nonallocable to a specific company. Such expenses include rent, utilities, payroll and insurance among others. MES charges a management fee to MEES and Respond equal to a percentage of the total of these expenses calculated by dividing each company’s number of customers by the total customers of all three companies. During the three months ended March 31, 2016, management fees of $1,224,473 and $751,590 were charged to MEES and Respond, respectively. During the three months ended March 31, 2015, management fees of $1,116,541 and $715,177 were charged to MEES and Respond, respectively. These amounts eliminate in combination.
Marketing Services
The Companies use an entity for its door-to-door marketing services that was previously affiliated through employee ownership. While the owner of this entity is no longer employed by the Companies, the entity remains a key vendor. For the three months ended March 31, 2016 and 2015, the related marketing costs charged to the Companies by this marketing entity were $771,910 and $878,012, respectively, and are included in customer acquisition costs on the condensed combined balance sheets. MES extended a loan for certain nonrecurring costs to this entity, the balances of which owed to MES as of March 31, 2016 and December 31, 2015 were $802,000 each year. The loan accrues interest at an annualized rate of the floating 90-day LIBOR + 300 basis points which was 3.63% and 3.41% as of March 31, 2016 and December 31, 2015, respectively. Total interest accrued during the three months ended March 31, 2016 and 2015 was $7,948 and $6,837, respectively.
The Companies are party to a sales and marketing agreement with this vendor that formalized the terms of the service provided. Among other things, the Companies agreed to pay a bonus to the vendor of 4% of the proceeds, up to a total of $5 million, of a capital transaction of the Companies in excess of $25 million, as further defined under this new agreement. No amounts have been accrued with respect to the bonus at March 31, 2016 or December 31, 2015.
Member Transactions
Certain interest holders are considered to be Managing Members who, as a group, have the rights required for or appropriate to the management of the business. Additionally, certain members are considered to be Class A members. Class A members have voting rights proportionate to their member interest over certain specific, significant capital transactions, including redemptions and transfers of member interests and dissolution of the Companies. Certain Class A members also receive an annual 10% cumulative preferred guaranteed payment on their remaining capital investment of $730,000 as well as a preferred return of this amount in addition to their percentage ownership interest in the event of a sale of the Companies meeting certain conditions. The Companies made preferred guaranteed member payments to Class A members of $18,250 during each of the three months ended March 31, 2016 and 2015.
8. Commitments and Contingencies

Litigation
From time to time, the Companies are a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of marketing practices, product pricing and billing practices by various governmental or other regulatory agencies.
In 2015, the Companies settled with the Illinois Commerce Commission with respect to allegations of misleading marketing practices, for $262,500. The amounts related to this settlement included in accrued expenses on the condensed combined balance sheets at March 31, 2016 and December 31, 2015 were $239,643 and $239,676, respectively.
In the three months ended March 31, 2016, the Companies settled with the Maryland Public Service Commission with respect to allegations of misleading marketing practices, for $300,000. The settlement also requires for the Companies to report monthly to the Maryland Public Service Commission on number of customer complaints. The $300,000 is included in accrued expenses in the condensed combined balance sheets at March 31, 2016 and December 31, 2015 and paid in April 2016.
In the three months ended March 31, 2016, the Companies settled with the Pennsylvania Public Utility Commission/Bureau of Investigation and Enforcement with respect to allegations of misleading marketing practices, for $4,093,351. The proposed settlement also includes quarterly reporting on number of complaints, as well as allowing for only fixed-rate products to be sold. The $4,093,351 is included in accrued expenses in the condensed combined balance sheets at March 31, 2016 and December 31, 2015.
Management continues to work on settling other outstanding regulatory inquiries and does not believe that any such proceedings to which the Companies are currently a party will have a material impact on the Companies results of operations, cash flows or financial position.
The Companies do not have physical custody or control over any facilities used to transport the natural gas and electricity to its customers. Title to the natural gas sold to MES’s customers is passed at the same point at which MES accepts title from its natural gas suppliers. While there can be no assurance regarding claims and litigation, management does not believe that the Companies have significant exposure to legal claims or other liabilities associated with environmental concerns.
Physical Commodity Purchase Commitments
MES has forward physical contracts to acquire physical quantities of natural gas in specified future periods. These contracts allow MES to acquire natural gas on a forward market fixed-price basis, enabling it to establish a fixed and determinable cost for a significant portion of its natural gas needs during ·the specified periods. MES’s practice is to enter into contracts that are less than its total expected future needs for natural gas. It currently expects to continue such forward purchases in future periods.
In the three months ended March 31, 2016 and 2015, MES designated these contracts as normal purchases of natural gas. As such, there is no recognition of any change in fair value of these contracts. As of March 31, 2016, MES had forward contracts to purchase a total of approximately 2,310,757 DTHm of natural gas at a total purchase price of approximately $6,268,911. As of December 31, 2015, MES had forward contracts to purchase a total of approximately 571,048 DTHm of natural gas at a total purchase price of approximately $1,691,578. MEES and Respond (“MEESRP”) have forward contracts to acquire quantities of electricity in specified future periods. These contracts allow MEESRP to establish a fixed and determinable cost for a portion of its electricity needs during the specified periods. MEESRP’s practice is to enter into such contracts when they have a related amount of demand from its customers for fixed pricing over the contract period.
MEESRP designates these contracts as normal purchases of electricity. As such, there is no recognition of any change in fair value of these contracts. As of March 31, 2016, MEESRP had forward contracts to purchase a total of approximately 1,153,262 MwH of electricity at a total purchase price of approximately $44,193,185. As of December 31, 2015, MEESRP had forward contracts to purchase a total of approximately 923,823 MwH of electricity at a total purchase price of approximately $39,904,689.
9. Subsequent Events

The Companies have evaluated subsequent events through June 10, 2016, which is the date the financial statements were available for issuance.
In April 2016, all of the outstanding membership interests in the Companies were acquired by National Gas and Electric, LLC ("NGE"). In consideration of the purchase, NGE agreed to pay a purchase price of $45,000,000, less a litigation credit of $5,000,000, for a net sum of $40,000,000 at closing, with additional amounts of up to $35,000,000 payable through 2018 assuming certain performance targets are met. The purchase price was further adjusted for certain escrow as well as working capital considerations.